Exhibit 99.1

L Brands Authorizes $250 Million Repurchase Program

COLUMBUS, Ohio, Sept. 18, 2017 -- As part of its ongoing commitment to return value to shareholders, L Brands, Inc. (NYSE:LB) announced today that its Board of Directors has authorized a new $250 million share repurchase program, which includes $10.3 million remaining under its previous $250 million share repurchase program.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company.  The company operates 3,080 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are sold in nearly 800 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.
For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com